UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: May 20, 2008
(Date of earliest event reported)
Morgans Hotel Group Co.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-33738 (Commission File Number)	16-1736884 (IRS Employer Identification No.)

475 Tenth Avenue, New York, NY (Address of Principal Executive Offices)	10018 (Zip Code)
(212) 277-4100
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the 2008 Annual Meeting of Stockholders of Morgans Hotel Group Co. (the “Company”) held on May 20, 2008 (the “2008 Annual Meeting”), the Company’s stockholders approved the Morgans Hotel Group Co. Amended and Restated 2007 Omnibus Incentive Plan (the “Amended and Restated 2007 Plan”), which amends and restates the Morgans Hotel Group Co. 2007 Omnibus Incentive Plan (the “2007 Plan”). As approved, the Amended and Restated 2007 Plan, among other things, increases the number of shares reserved for issuance under the plan by 1,860,000 shares. The description of the terms and conditions of the Amended and Restated 2007 Plan, as set forth under the caption “Proposal 3: Approval of the Amended and Restated 2007 Omnibus Incentive Plan, which, among other things, increases by 1,860,000 shares the number of shares reserved for issuance under the current 2007 Omnibus Incentive Plan” in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on April 11, 2008, is incorporated herein by reference.
The foregoing summary of the Amended and Restated 2007 Plan is qualified by reference to the copy of the Amended and Restated 2007 Plan filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit Number	Description

10.1	Morgans Hotel Group Co. Amended and Restated 2007 Omnibus Incentive Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.
Date: May 20, 2008	By:	/s/ Richard Szymanski
Richard Szymanski
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Morgans Hotel Group Co. Amended and Restated 2007 Omnibus Incentive Plan